As filed with the Securities and Exchange Commission on July 9, 2003
                                                      Registration No. 333-92161
                                                                       333-95805

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ________________

                        Pharmaceutical HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085

    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)
                                                  ________________

                                                  250 Vesey Street
                                              New York, New York 10281
                                                   (212) 449-1000
                      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                                 ________________

                                                    Copies to:

                 Judith Witterschein, Esq.                                   Andrew B. Janszky, Esq.
                    Corporate Secretary                                      Shearman & Sterling LLP
    Merrill Lynch, Pierce, Fenner & Smith Incorporated                         599 Lexington Avenue
                     250 Vesey Street                                        New York, New York 10022
                 New York, New York 10281                                         (212) 848-4000
                      (212) 449-1000
 (Name, address, including zip code, and telephone number,
        including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

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PROSPECTUS





                      [HOLDRS PHARMACEUTICAL LOGO OMITTED]

                        1,000,000,000 Depositary Receipts
                         Pharmaceutical HOLDRS(SM)Trust

     The Pharmaceutical HOLDRS(SM)Trust issues Depositary Receipts called Pharmaceutical HOLDRS(SM)representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the pharmaceutical industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Pharmaceutical HOLDRS in a round-lot amount of 100 Pharmaceutical HOLDRS or round-lot multiples. Pharmaceutical HOLDRS are separate from the underlying deposited common stocks that are represented by the Pharmaceutical HOLDRS. For a list of the names and the number of shares of the companies that make up a Pharmaceutical HOLDR, see "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS" starting on page 12. The Pharmaceutical HOLDRS trust will issue Pharmaceutical HOLDRS on a continuous basis.

     Investing in Pharmaceutical HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

     Pharmaceutical HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pharmaceutical HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a move complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Pharmaceutical HOLDRS are listed on the American Stock Exchange under the symbol "PPH". On July 1, 2003 the last reported sale price of the Pharmaceutical HOLDRS on the American Stock Exchange was $81.40.

                                 _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 _______________

                   The date of this prospectus is July 7, 2003.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY.......................................................................2
RISK FACTORS..................................................................3
HIGHLIGHTS OF PHARMACEUTICAL HOLDRS..........................................10
THE TRUST....................................................................18
DESCRIPTION OF PHARMACEUTICAL HOLDRS.........................................18
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................19
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................21
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................25
ERISA CONSIDERATIONS.........................................................28
PLAN OF DISTRIBUTION.........................................................28
LEGAL MATTERS................................................................29
WHERE YOU CAN FIND MORE INFORMATION..........................................29

                                 _______________

     This prospectus contains information you should consider when making your investment decision. With respect to information about Pharmaceutical HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Pharmaceutical HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Pharmaceutical HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Pharmaceutical HOLDRS or of the underlying securities through an investment in the Pharmaceutical HOLDRS.

                                     SUMMARY

     The Pharmaceutical HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the pharmaceutical industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Pharmaceutical HOLDRS is specified under "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." This group of common stocks, and the securities of any company that may be added to the Pharmaceutical HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 19 companies included in the Pharmaceutical HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Pharmaceutical HOLDRS are separate from the underlying securities that are represented by the Pharmaceutical HOLDRS. On July 1, 2003 there were 6,693,000 Pharmaceutical HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Pharmaceutical HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Pharmaceutical HOLDRS, including the risks associated with a concentrated investment in the pharmaceutical industry.

General Risk Factors

     o Loss of investment. Because the value of Pharmaceutical HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Pharmaceutical HOLDRS if the underlying securities decline in value.

     o Discount trading price. Pharmaceutical HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, a Pharmaceutical HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Pharmaceutical HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the pharmaceutical industry. At the time of the initial offering, the companies included in the Pharmaceutical HOLDRS were generally considered to be involved in various segments of the pharmaceutical industry, however, the market price of the underlying securities and the Pharmaceutical HOLDRS may not necessarily follow the price movements of the entire pharmaceutical industry. If the underlying securities decline in value, your investment in the Pharmaceutical HOLDRS will decline in value, even if common stock prices of companies in the pharmaceutical industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Pharmaceutical HOLDRS, may not be involved in the pharmaceutical industry. In this case, the Pharmaceutical HOLDRS may not consist of securities issued only by companies involved in the pharmaceutical industry.

     o Not necessarily comprised of solely pharmaceutical companies. As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Pharmaceutical HOLDRS and that are not involved in the pharmaceutical industry may be included in the Pharmaceutical HOLDRS. The securities of a new company will only be distributed from the Pharmaceutical HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Pharmaceutical HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Pharmaceutical HOLDRS provides no assurance that each new company included in the Pharmaceutical HOLDRS will be involved in the pharmaceutical industry. Currently, the underlying securities included in the Pharmaceutical HOLDRS are represented in the Health Care GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Pharmaceutical HOLDRS yet not be involved in the pharmaceutical industry. In addition the GICS sector classifications of securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Pharmaceutical HOLDRS, which may also result in the inclusion in the Pharmaceutical HOLDRS of the securities of a new company that is not involved in the pharmaceutical industry.

     o No investigation of underlying securities. The underlying securities initially included in the Pharmaceutical HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the pharmaceutical industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Pharmaceutical HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Pharmaceutical HOLDRS may not necessarily be a diversified investment in the pharmaceutical industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Pharmaceutical HOLDRS, may also reduce diversification. Pharmaceutical HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Pharmaceutical HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Pharmaceutical HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. If you choose not to cancel your Pharmaceutical HOLDRS you cannot participate in a tender offer or any form of stock repurchase program relating to an underlying security. The cancellation of Pharmaceutical HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Pharmaceutical HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Pharmaceutical HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Pharmaceutical HOLDRS, you will not be able to trade Pharmaceutical HOLDRS and will only be able to trade the underlying securities if you cancel your Pharmaceutical HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Pharmaceutical HOLDRS. If the Pharmaceutical HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Pharmaceutical HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted. There are currently 19 companies whose securities are included in the Pharmaceutical HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Pharmaceutical HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Pharmaceutical HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Pharmaceutical Industry

     o Pharmaceutical company stock prices have been and will likely continue to be extremely volatile. Pharmaceutical companies stock prices could be subject to wide fluctuations in response to a variety of factors, including:

          o announcements of technological innovations or new commercial products;

          o    developments in patent or proprietary rights;

          o    government regulatory initiatives;

          o public concern as to the safety or other implications of pharmaceutical products;

          o    fluctuations in quarterly and annual financial results;

          o    market conditions; and

          o    difficulty in obtaining additional financing.

     In addition, the trading prices of some pharmaceutical stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many pharmaceutical stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of pharmaceutical companies, generally, could depress the stock prices of a pharmaceutical company regardless of pharmaceutical companies' results. Other broad market and industry factors may decrease the stock price of pharmaceutical stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of pharmaceutical stocks.

     As a result of fluctuations in trading prices of the companies included in the Pharmaceutical HOLDRS, the trading price of Pharmaceutical HOLDRS has fluctuated significantly. The initial offering price of a Pharmaceutical HOLDR, on September 26, 2000 was $98.21, and during 2002, the price of a Pharmaceutical HOLDR reached a high of $99.85 and a low of $58.70.

     o Pharmaceutical companies face uncertainty with respect to pricing and third party reimbursement. The ability of many pharmaceutical companies to commercialize current and any future products depends in part on the extent to which reimbursement for the cost of such products and related treatments are available from government health agencies, private health insurers and other third-party payors. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products. Government and other third-party payors are increasingly attempting to contain health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products. If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

     o Protection of patent and proprietary rights of pharmaceutical companies is difficult and costly. The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend their existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. Litigation is costly, diverts resources and can subject a pharmaceutical company to significant liabilities to third parties. In addition, a pharmaceutical company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

     o Many pharmaceutical companies face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced developments costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

     o Research and development efforts may not result in successful products. A pharmaceutical company's success depends on its ability to commit substantial resources to research and development and to obtain regulatory approval to market new pharmaceutical products. Development of a product requires substantial technical, financial and human resources and the research and development process often takes 10 or more years from discovery to commercial product launch. This process is conducted in various stages, and during each stage there is a substantial risk that a pharmaceutical company will not achieve its goals and will have to abandon a product in which it has invested substantial amounts. A pharmaceutical company may choose product candidates that are unsuccessful, unable to be developed in a timely manner or that require excessive resources to bring to market. Delays or unanticipated increases in costs of development at any stage of development, or failure to obtain regulatory approval or market acceptance of products could adversely affect a pharmaceutical company's results and financial condition.

     o Pharmaceutical companies must keep pace with rapid technological change to remain competitive. The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change. The success of a pharmaceutical company will depend in large part on its ability to maintain a competitive position, measured largely by the effectiveness and marketing of its products. Any technological advancement, product or process that these companies develop may become obsolete before research and development expenses are recovered.

     o Pharmaceutical companies are subject to extensive government regulation. Pharmaceutical products offered by pharmaceutical companies are subject to strict regulation by governmental regulatory authorities in countries throughout the world. Products require extensive pre-clinical testing and other testing, clinical trials, government review and final approval before any marketing of the products will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a pharmaceutical company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. For instance, the Food and Drug Administration (FDA), the agency which regulates and investigates drugs in the United States, can take as long as eight to nine years after an application is originally filed to approve a new drug application. The manufacturing process for pharmaceutical products is also highly regulated and pharmaceutical companies are subjected to periodic inspection of manufacturing facilities by regulatory agencies in many countries. Regulatory agencies may shut down manufacturing facilities that they find do not comply with regulations. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

     o The international operations of many pharmaceutical companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many pharmaceutical companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

          o    general economic, social, and political conditions;

          o the difficulty of enforcing intellectual property rights; agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls, or other similar restrictions;

          o volatility of currency markets and value of worldwide financial markets; and

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Pharmaceutical companies may be exposed to extensive product liability costs. Product liability is a significant commercial risk for many pharmaceutical companies. Substantial damage awards have been granted in several jurisdiction against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Many pharmaceutical companies obtain product liability insurance; however, a single product liability claim could exceed the coverage limits of a pharmaceutical company. Further, there can be no assurance that a pharmaceutical company will be able to obtain or maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities. The business, financial condition and results of operations of a pharmaceutical company could be materially and adversely affected by one or more successful product liability claims.

     o Many pharmaceutical companies are dependent on key personnel for success. The success of many pharmaceutical companies is highly dependent on the experience, abilities, and continued services of key executive officers and key scientific and technical personnel. If these companies lose the services of any of these officers or key scientific and technical personnel, their future success could be undermined. The success of many pharmaceutical companies also depends upon their ability to attract and retain other highly qualified scientific, technical, sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these pharmaceutical companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

     o Companies whose securities are included in the Pharmaceutical HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Pharmaceutical HOLDRS. Companies whose securities are included in Pharmaceutical HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Pharmaceutical HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the pharmaceutical industry.

     o One company currently included in the Pharmaceutical HOLDRS, Andrx Corporation Andrx Group is a tracking stock and is therefore subject to additional risks relating to an investment in a tracking stock. The risks associated with tracking stocks include the following:

          o Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of the operations of Andrx Corporation that are not tracked by the Andrx Group tracking stock could negatively affect the market price of the Andrx Group tracking stock and the Pharmaceutical HOLDRS and the market price of the Andrx Group tracking stock may not reflect the performance of the operations the tracking stock is intended to reflect.

          o A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of the Andrx Group tracking stock or that favor the other shareholders to the detriment of the Andrx Group tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the operations tracked by the Andrx Group tracking stock without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

          o In the event of a dissolution of Andrx Corporation, the holders of the Andrx Group tracking stock will not have preferential rights to the respective assets of the tracked operations and these assets may become subject to liabilities attributable to the rest of Andrx Corporation. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated by a specified formula regardless of the Andrx Group tracking stock's relative contribution to the company as a whole.

          o On each additional issuance of any class of stock by Andrx Corporation, the voting rights, rights on dissolution and rights to dividends on Andrx Group tracking stock will be diluted. In addition, any additional issuances of Andrx Group tracking stock could dilute the value of the Andrx Group tracking stock and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

     Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Andrx Corporation for more information on the Andrx Group tracking stock. For information on where you can access Andrx Corporation's public filings, please see "Where You Can Find More Information."

                       HIGHLIGHTS OF PHARMACEUTICAL HOLDRS

     This discussion highlights information regarding Pharmaceutical HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Pharmaceutical HOLDRS.

Issuer................................  Pharmaceutical HOLDRS Trust.

The trust.............................  The Pharmaceutical HOLDRS Trust was
                                        formed under the depositary trust
                                        agreement, dated as of January 24, 2000
                                        among The Bank of New York, as trustee,
                                        Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Pharmaceutical HOLDRS and
                                        was amended on November 22, 2000. The
                                        trust is not a registered investment
                                        company under the Investment Company Act of 1940.

Initial depositor.....................  Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee...............................  The Bank of New York, a New York
                                        state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Pharmaceutical HOLDRS representing the underlying securities issued by the trust. The Trustee holds the underlying securities on behalf of the holders of Pharmaceutical HOLDRS.

Purpose of Pharmaceutical
   HOLDRS.............................  Pharmaceutical HOLDRS are designed to achieve the following:

                                        Diversification. Pharmaceutical HOLDRS
                                        are designed to allow you to diversify
                                        your investment in the pharmaceutical
                                        industry through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities.

                                        Flexibility. The beneficial owners of
                                        Pharmaceutical HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Pharmaceutical HOLDRS, and can cancel their Pharmaceutical HOLDRS to receive each of the underlying securities represented by the
                                        Pharmaceutical HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Pharmaceutical HOLDRS in the secondary
                                        market are expected to be less than
                                        separately buying and selling each of
                                        the underlying securities in a
                                        traditional brokerage account with
                                        transaction-based charges.

Trust assets..........................  The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the pharmaceutical industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement--Distributions" and
                                        "--Reconstitution events." There are
                                        currently 19 companies included in the
                                        Pharmaceutical HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Pharmaceutical HOLDRS.............  The trust has issued, and may continue to issue, Pharmaceutical HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        common stock that are held by the trust.
                                        The Pharmaceutical HOLDRS themselves are separate from the underlying securities that are represented by the
                                        Pharmaceutical HOLDRS.

                                        The following chart provides:

                                        o    the names of the 19 issuers of the
                                             underlying securities currently
                                             represented by a Pharmaceutical
                                             HOLDR,

                                        o    the stock ticker symbols,

                                        o    the share amounts currently
                                             represented by a round-lot of 100
                                             Pharmaceutical HOLDRS, and

                                        o    the principal U.S. market on which
                                             the common stock of the selected
                                             companies are traded.

                                                                                                                     Primary
                                                                                                    Share            Trading
                                        Name of Company                         Ticker             Amounts           Market
                                        ---------------                         ------             -------           ------
                                        Abbott Laboratories                      ABT                 14               NYSE
                                        Allergan, Inc.                           AGN                 1                NYSE
                                        Andrx Corporation-
                                        Andrx Group                              ADRX                2                NASDAQ
                                        Advanced Medical Optics, Inc.            AVO               0.2222             NYSE
                                        Biovail Corporation                      BVF                 4                NYSE
                                        Bristol-Myers Squibb Company             BMY                 18               NYSE
                                        Eli Lilly & Company                      LLY                 10               NYSE
                                        Forest Laboratories, Inc.                FRX                 4                NYSE
                                        ICN Pharmaceuticals, Inc.                ICN                 1                NYSE
                                        IVAX Corporation                         IVX               1.875              AMEX
                                        Johnson & Johnson                        JNJ                 26               NYSE
                                        King Pharmaceuticals, Inc.               KG                 4.25              NYSE
                                        Merck & Co., Inc.                        MRK                 22               NYSE
                                        Mylan Laboratories, Inc.                 MYL                1.5               NYSE
                                        Pfizer Inc.                              PFE                 58               NYSE
                                        Schering-Plough Corporation              SGP                 14               NYSE
                                        Watson Pharmaceuticals, Inc.             WPI                 1                NYSE
                                        Wyeth                                    WYE                 12               NYSE
                                        Zimmer Holdings, Inc.                    ZMH                1.8               NYSE


                                        The companies whose common stocks were
                                        included in the Pharmaceutical HOLDRS at the time the Pharmaceutical HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the pharmaceutical industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender, Pharmaceutical HOLDRS in a
                                        round-lot of 100 Pharmaceutical HOLDRS
                                        and round-lot multiples. The trust will
                                        only issue Pharmaceutical HOLDRS upon
                                        the deposit of the whole shares
                                        represented by a round-lot of 100
                                        Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of
                                        Pharmaceutical HOLDRS, the trust may
                                        require a minimum of more than one
                                        round-lot of 100 Pharmaceutical HOLDRS
                                        for an issuance so that the trust will
                                        always receive whole share amounts for
                                        issuance of Pharmaceutical HOLDRS.

                                        The number of outstanding Pharmaceutical
                                        HOLDRS will increase and decrease as a
                                        result of in-kind deposits and
                                        withdrawals of the underlying
                                        securities. The trust will stand ready
                                        to issue additional Pharmaceutical
                                        HOLDRS on a continuous basis when an
                                        investor deposits the required shares of common stock with the trustee.

Purchases.............................  You may acquire Pharmaceutical HOLDRS in two ways:

                                        o    through an in-kind deposit of the
                                             required number of shares of common
                                             stock of the underlying issuers
                                             with the trustee, or

                                        o    through a cash purchase in the
                                             secondary trading market.

Issuance and cancellation fees........  If you wish to create Pharmaceutical
                                        HOLDRS by delivering to the trust the
                                        requisite shares of common stock
                                        represented by a round-lot of 100
                                        Pharmaceutical HOLDRS, The Bank of New
                                        York as trustee will charge you an
                                        issuance fee of up to $10.00 for each
                                        round-lot of 100 Pharmaceutical HOLDRS.
                                        If you wish to cancel your
                                        Pharmaceutical HOLDRS and withdraw your
                                        underlying securities, The Bank of New
                                        York as trustee will charge you a
                                        cancellation fee of up to $10.00 for
                                        each round-lot of 100 Pharmaceutical
                                        HOLDRS.

Commissions...........................  If you choose to deposit underlying securities in order to receive
                                        Pharmaceutical HOLDRS, you will be
                                        responsible for paying any sales
                                        commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee charged by the trustee described above.

Custody fees..........................  The Bank of New York, as trustee and as custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Pharmaceutical HOLDRS, to be
                                        deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
    Pharmaceutical HOLDRS.............  You have the right to withdraw the underlying securities upon request by
                                        delivering a round- lot or integral
                                        multiple of a round-lot of
                                        Pharmaceutical HOLDRS to the trustee,
                                        during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the
                                        Pharmaceutical HOLDRS themselves will
                                        not have voting rights.

Rights relating to the underlying
    securities........................  Pharmaceutical HOLDRS represents your beneficial ownership of the underlying
                                        securities. Owners of Pharmaceutical
                                        HOLDRS have the same rights and
                                        privileges as if they owned the
                                        underlying securities beneficially
                                        outside of Pharmaceutical HOLDRS. These
                                        include the right to instruct the
                                        trustee to vote the underlying
                                        securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Pharmaceutical HOLDRS and the right to surrender
                                        Pharmaceutical HOLDRS to receive the
                                        underlying securities. Pharmaceutical
                                        HOLDRS does not change your beneficial
                                        ownership in the underlying securities
                                        under United States federal securities
                                        laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Pharmaceutical HOLDRS. However, due to the nature of Pharmaceutical HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Pharmaceutical HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Pharmaceutical HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of
                                        Pharmaceutical HOLDRS would need to
                                        surrender their Pharmaceutical HOLDRS,
                                        pay the applicable fees and expenses,
                                        receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Pharmaceutical HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Pharmaceutical HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to
                                        the underlying securities. However, any
                                        distribution of securities by an issuer
                                        of underlying securities will be
                                        deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Pharmaceutical HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Pharmaceutical HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Pharmaceutical HOLDRS (and pay the
                                        applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your
                                        Pharmaceutical HOLDRS. For specific
                                        information about obtaining your
                                        underlying securities, you should read
                                        the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement--Withdrawal of underlying
                                        securities."

Ownership rights in fractional shares
in the underlying securities..........  As a result of distributions of securities by companies included in the
                                        Pharmaceutical HOLDRS or other corporate events, such as mergers, a
                                        Pharmaceutical HOLDR may represent an
                                        interest in a fractional share of an
                                        underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Pharmaceutical HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Pharmaceutical HOLDRS are outstanding and each round-lot of 100 Pharmaceutical HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Pharmaceutical HOLDRS. If holders of 50,000 round-lots of 100 Pharmaceutical HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100
                                        Pharmaceutical HOLDRS vote their
                                        underlying securities "no", there will
                                        be 87,500 affirmative votes and
                                        87,501.75 negative votes. The trustee
                                        will ignore the .75 negative votes and
                                        will deliver to the issuer 87,500
                                        affirmative votes and 87,501 negative
                                        votes.

Reconstitution events.................  The depositary trust agreement provides for the automatic distribution of
                                        underlying securities from the
                                        Pharmaceutical HOLDRS to you in the
                                        following four circumstances:

                                        A.   If an issuer of underlying
                                             securities no longer has a class of
                                             securities registered under section
                                             12 of the Securities Exchange Act
                                             of 1934, then the trustee will
                                             distribute the shares of that
                                             company to the owners of the
                                             Pharmaceutical HOLDRS.

                                        B.   If the SEC finds that an issuer of
                                             underlying securities should be
                                             registered as an investment company
                                             under the Investment Company Act of
                                             1940, and the trustee has actual
                                             knowledge of the SEC finding, then
                                             its securities will no longer be an
                                             underlying security and the trustee
                                             will distribute the shares of that
                                             company to the owners of the
                                             Pharmaceutical HOLDRS.

                                        C.   If the underlying securities of an
                                             issuer cease to be outstanding as a
                                             result of a merger, consolidation,
                                             or other corporate combination or
                                             other event, the trustee will
                                             distribute the consideration paid
                                             by and received from the acquiring
                                             company or the securities received
                                             in exchange for the securities of
                                             the underlying issuer whose
                                             securities cease to be outstanding
                                             to the beneficial owners of
                                             Pharmaceutical HOLDRS, only if the
                                             distributed securities have a
                                             different Standard & Poor's GICS
                                             sector classification than any of
                                             the underlying securities
                                             represented in the Pharmaceutical
                                             HOLDRS at the time of the
                                             distribution or exchange or if the
                                             securities received are not listed
                                             for trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System. In
                                             any other case, the additional
                                             securities received will be
                                             deposited into the trust.

                                        D.   If an issuer's underlying
                                             securities are delisted from
                                             trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System and
                                             are not listed for trading on
                                             another U.S. national securities
                                             exchange or through the Nasdaq
                                             National Market System within five
                                             business days from the date the
                                             securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the
                                        Pharmaceutical HOLDRS is required as a
                                        result of a reconstitution event, the
                                        trustee will deliver the underlying
                                        security to you as promptly as
                                        practicable after the date that the
                                        trustee has knowledge of the occurrence
                                        of a reconstitution event.

                                        In addition, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Pharmaceutical HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's GICS
                                        sectors, that most distributions or
                                        exchanges of securities will result in
                                        the
                                        inclusion of new securities in
                                        Pharmaceutical HOLDRS. The trustee will
                                        review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS or distributed to you.

Standard & Poor's sector                Standard & Poor's Corporation is an
    classifications...................  independent source of market information that, among other things,
                                        maintains the Global Industry
                                        Classification Standard, referred to
                                        herein as "GICS," which classifies the
                                        securities of public companies into
                                        various sector classifications based
                                        upon GICS sectors, which are derived
                                        from its own criteria. The GICS
                                        classification standards were
                                        exclusively effective as of January 2,
                                        2002. There are 10 Standard & Poor's
                                        GICS sectors and each class of publicly
                                        traded securities of a company is given
                                        only one GICS sector classification. The securities included in the
                                        Pharmaceutical HOLDRS are currently
                                        represented in the Health Care GICS
                                        sector. The Standard & Poor's GICS
                                        sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard
                                        & Poor's alters the criteria it uses to
                                        determine GICS sectors, or both.

Termination events....................  A.   The Pharmaceutical HOLDRS are
                                             delisted from the American Stock
                                             Exchange and are not listed for
                                             trading on another U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System
                                             within five business days from the
                                             date the Pharmaceutical HOLDRS are
                                             delisted.

                                        B.   The trustee resigns and no
                                             successor trustee is appointed
                                             within 60 days from the date the
                                             trustee provides notice to Merrill
                                             Lynch, Pierce, Fenner & Smith,
                                             Incorporated, as initial depositor,
                                             of its intent to resign.

                                        C.   Beneficial owners of at least 75%
                                             of outstanding Pharmaceutical
                                             HOLDRS vote to dissolve and
                                             liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities as promptly as practicable
                                        after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS surrendered, along with any taxes or other governmental changes, if any.

United States Federal income tax
    consequences......................  The United States federal income tax laws will treat a U.S. holder of
                                        Pharmaceutical HOLDRS as directly owning the underlying securities. The Pharmaceutical HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing...............................  The Pharmaceutical HOLDRS are listed on the American Stock Exchange under the
                                        symbol "PPH". On July 1, 2003, the last
                                        reported sale price of Pharmaceutical
                                        HOLDRS on the American Stock Exchange
                                        was $81.40.

Trading...............................  Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Pharmaceutical HOLDRS. Bid and ask prices, however, are quoted per single Pharmaceutical HOLDRS.

Clearance and settlement..............  Pharmaceutical HOLDRS have been issued only in book-entry form. Pharmaceutical
                                        HOLDRS are evidenced by one or more
                                        global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Pharmaceutical HOLDRS."

                                    THE TRUST

          General. This discussion highlights information about the Pharmaceutical HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Pharmaceutical HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

          The Pharmaceutical HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Pharmaceutical HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

          The Pharmaceutical HOLDRS trust is intended to hold deposited shares for the benefit of owners of Pharmaceutical HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                      DESCRIPTION OF PHARMACEUTICAL HOLDRS

          The trust has issued Pharmaceutical HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

          You may only acquire, hold, trade and surrender Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

          Pharmaceutical HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS."

          Beneficial owners of Pharmaceutical HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Pharmaceutical HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Pharmaceutical HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

          The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Pharmaceutical HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Pharmaceutical HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Pharmaceutical HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

          Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Pharmaceutical HOLDRS are available only in book-entry form. Owners of Pharmaceutical HOLDRS hold their Pharmaceutical HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the pharmaceutical industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies in the pharmaceutical industry as measured by market capitalization and trading volume.

          The Pharmaceutical HOLDRS may no longer consist exclusively of securities issued by companies involved in the pharmaceutical industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the pharmaceutical industry and will undertake to make adequate disclosures when necessary.

          Underlying securities. For a list of the underlying securities represented by Pharmaceutical HOLDRS, please refer to "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

          No investigation. The trust, the trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Pharmaceutical HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

          General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table sets forth the composite performance of all of the 19 underlying securities represented by a single Pharmaceutical HOLDR, measured at the close of the business day on June 25, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to June 30, 2003. The following graph sets forth such performance at the close of each business day during the same period. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                Closing                  Closing                 Closing
     1998         Price        1999       Price        2000        Price
     ----       -------        ----      -------       ----      -------

June 25.......   83.97     January 29..    97.28   January 31..     89.93
June 30.......   83.29     February 26.    99.83   February 29.     78.17
July 31.......   83.09     March 31....   102.08   March 31....     82.69
August 31.....   74.62     April 30....    93.19   April 28....     91.23
September 30..   84.06     May 28......    89.94   May 31......     96.80
October 30....   86.60     June 30.....    94.18   June 30.....    105.94
November 30...   92.55     July 30.....    87.53   July 31.....     97.61
December 31...   96.74     August 31...    92.22   August 31...     94.94
                           September 30    85.19   September 29    101.50
                           October 29..    97.06   October 31..    107.63
                           November 30.    95.11   November 30.    111.94
                           December 31.    84.43   December 29.    114.21

                Closing                  Closing                 Closing
     2001         Price        2002       Price        2003        Price
     ----       -------        ----      -------       ----      -------
January 31....   104.01    January 31..    97.02   January 31..    73.11
February 28...   104.11    February 28.    97.45   February 28.    71.06
March 30......    96.11    March 28....    95.46   March 31....    74.11
April 30......    99.47    April 29....    87.23   April 30....    76.77
May 31........   101.28    May 31......    84.81   May 30......    76.74
June 29.......    95.15    June 28.....    76.56   June 30.....    80.70
July 31.......   101.65    July 31.....    73.71
August 31.....    96.71    August 30...    74.81
September 28..    98.92    September 30    69.22
October 31....    99.07    October 31..    74.89
November 30...   102.47    November 29.    78.56
December 31...    98.42    December 31.    74.23



                              [LINE GRAPH OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

          General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Pharmaceutical HOLDRS, provides that Pharmaceutical HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

          The trustee. The Bank of New York serves as trustee for the Pharmaceutical HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

          Issuance, transfer and surrender of Pharmaceutical HOLDRS. You may create and cancel Pharmaceutical HOLDRS only in round-lots of 100 Pharmaceutical HOLDRS. You may create Pharmaceutical HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS. Similarly, you must surrender Pharmaceutical HOLDRS in integral multiples of 100 Pharmaceutical HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

          Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

          Under the depositary trust agreement, any beneficial owner of Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Pharmaceutical HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

          Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Pharmaceutical HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Pharmaceutical HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

          You will be obligated to pay any tax or other charge that may become due with respect to Pharmaceutical HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

          Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

          A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

          To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

          As provided in the depositary trust agreement, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Pharmaceutical HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

          This will also apply if ANDRX Corporation converts the Cybear Group tracking stock into another class of securities of ANDRX Corporation or one of its subsidiaries.

          It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Pharmaceutical HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS will be distributed from the Pharmaceutical HOLDRS to you.

          Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one

GICS sector. The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

          Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

          Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

          Withdrawal of underlying securities. You may surrender your Pharmaceutical HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Pharmaceutical HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS.

          Further issuances of Pharmaceutical HOLDRS. The depositary trust agreement provides for further issuances of Pharmaceutical HOLDRS on a continuous basis without your consent.

          Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Pharmaceutical HOLDRS will surrender their Pharmaceutical HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Pharmaceutical HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

          If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

          Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Pharmaceutical HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Pharmaceutical HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Pharmaceutical HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Pharmaceutical HOLDRS.

          Issuance and cancellation fees. If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS. If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

          Commissions. If you choose to create Pharmaceutical HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

          Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

          Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

          Governing law. The depositary trust agreement and the Pharmaceutical HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

          Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Pharmaceutical HOLDRS.

          The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS for:

          o    a citizen or resident of the United States;

          o a corporation or partnership created or organized in the United States or under the laws of the United States;

          o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

          o a trust, if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

          o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

          This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Pharmaceutical HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this discussion is limited to investors who will hold the Pharmaceutical HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Pharmaceutical HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

          The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Pharmaceutical HOLDRS

          A receipt holder purchasing and owning Pharmaceutical HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Pharmaceutical HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

          Pursuant to recently enacted legislation, qualified dividend income received in respect of Pharmaceutical HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging tranaction. Special rules apply to a U.S. receipt holder who leverages its investment in Pharmaceutical HOLDRS.

          A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Pharmaceutical HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Pharmaceutical HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Pharmaceutical HOLDRS. Similarly, with respect to sales of Pharmaceutical HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Pharmaceutical HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

          The distribution of any securities by the trust upon the surrender of Pharmaceutical HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

          The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Pharmaceutical HOLDRS will reduce the amount realized with respect to the underlying securities.

          A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

          If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

          As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

          o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and
          o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

          o    a passive foreign investment company (as defined below),
          o a foreign personal holding company (as specially defined in the Code), or
          o    a foreign investment company (as specially defined in the Code).

The Treasury Department is expected to issue guidance regarding these requirements.

          If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

          Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

          Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of Pharmaceutical HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

          Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

          o    at least 75% of its gross income is "passive income;" or

          o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

          Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

          If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Pharmaceutical HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

          A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

          With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

          A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Pharmaceutical HOLDRS or of the underlying securities unless:

          o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

          o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

          o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
               (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

          Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

          Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

          The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

          The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

          Any plan fiduciary which proposes to have a plan acquire Pharmaceutical HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Pharmaceutical HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

          In accordance with the depositary trust agreement, the trust issued Pharmaceutical HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Pharmaceutical HOLDRS. The trust delivered the initial distribution of Pharmaceutical HOLDRS against deposit of the underlying securities in New York, New York on approximately February 3, 2000.

          Investors who purchase Pharmaceutical HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Pharmaceutical HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Pharmaceutical HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

          Legal matters, including the validity of the Pharmaceutical HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Pharmaceutical HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also will render an opinion regarding the material U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Pharmaceutical HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

          The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

          Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

          The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Pharmaceutical HOLDRS. This prospectus relates only to Pharmaceutical HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Pharmaceutical HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Pharmaceutical HOLDRS, have been publicly disclosed.

                                     ANNEX A

          This annex forms an integral part of the prospectus.

          The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001 and 2002, through June 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                            ABBOTT LABORATORIES (ABT)

          Abbott Laboratories develops, manufactures and sells a broad and diversified line of health care products and services. The Company's Pharmaceutical Products segment produces adult and pediatric pharmaceuticals sold primarily on the prescription or recommendation of physicians, while the Diagnostic Products segment produces diagnostic systems and tests for blood banks, hospitals, commercial laboratories, alternate care testing sites, and consumers. The Hospital Products segment offers drugs and drug delivery systems, perioperative and intensive care products, among others. Ross Products include adult and pediatric nutritionals, and the International Segment includes hospital, pharmaceutical, and adult and pediatric nutritional products marketed and primarily manufactured outside the United States. Abbott markets its products worldwide through affiliates and distributors to retailers, wholesalers, hospitals, health care facilities, physicians offices, laboratories, and government agencies around the world.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      35 13/32    January    46 7/16    January    32 9/16   January    44.86       January    57.70     January   38.12
February     37 13/32    February   46 5/16    February   33        February   48.99       February   56.55     February  35.62
March        37 21/32    March      46 13/16   March      35 3/16   March      47.19       March      52.60     March     37.61
April        36 9/16     April      48 3/8     April      38 7/16   April      46.38       April      53.95     April     40.63
May          37 3/32     May        45 3/16    May        40 11/16  May        51.98       May        47.50     May       44.55
June         41          June       45 3/8     June       44 9/16   June       48.00       June       37.65     June      43.76
July         41 5/8      July       42 15/16   July       41 5/8    July       53.59       July       41.41
August       38 1/2      August     43 3/8     August     43 49/64  August     49.70       August     40.03
September    43 7/16     September  36 11/16   September  47 9/16   September  51.85       September  40.40
October      47          October    40 3/8     October    52 13/16  October    52.98       October    41.87
November     48          November   38         November   55 1/16   November   55.00       November   43.78
December     49          December   36 5/16    December   48 7/16   December   55.75       December   40.00

         The closing price on July 1, 2003 was $43.55.

                              ALLERGAN, INC. (AGN)

          Allergan, Inc. develops, manufactures and markets a broad range of specialty pharmaceutical products, including movement disorder products. Its specialty pharmaceutical products include therapeutic and cosmetic skin care products, such as Botox(R) and products used for the treatment of neuromuscular disorders. Its speciality pharmaceutical products are sold to drug wholesalers and retail chains.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      17          January    38 7/16    January    57        January    81.75       January    66.75     January   60.67
February     17 1/2      February   40 3/4     February   50 5/16   February   86.95       February   64.84     February  64.20
March        19          March      43 15/16   March      50        March      74.15       March      64.65     March     68.21
April        20 25/32    April      44 15/16   April      58 7/8    April      76.00       April      65.91     April     70.25
May          21          May        46 1/2     May        68 11/16  May        89.70       May        63.10     May       72.11
June         23 3/16     June       55 1/2     June       74 1/2    June       84.03       June       66.75     June      77.10
July         26 1/8      July       47 1/4     July       66 15/16  July       75.29       July       60.49
August       23 5/8      August     49 15/16   August     73 9/64   August     72.25       August     58.72
September    29 3/16     September  55         September  84 13/32  September  66.30       September  54.40
October      31 7/32     October    53 11/16   October    84 1/16   October    71.79       October    54.45
November     30 7/16     November   49 3/16    November   92 13/16  November   75.49       November   58.79
December     32 3/8      December   49 3/4     December   96 13/16  December   75.05       December   57.62

          The closing price on July 1, 2003 was $77.53.


                       ADVANCED MEDICAL OPTICS, INC. (AVO)

          Advanced Medical Optics, Inc. was spun off from Allergan, Inc. on June 29, 2002. Advanced Medical Optics develops, manufactures and markets medical devices for the eye and contact lens care products. Advanced Medical Optics' products in the ophthalmic surgical market include intraocular lenses, phacoemulsification systems, viscoelastics, and surgical packs used in cataract surgery, and microkeratomes used in refractive surgery. Advanced Medical Optics' products in the contact lens care market include disinfecting solutions to destroy harmful microorganisms in and on the surface of contact lenses, daily cleaners to remove undesirable film and deposits from contact lenses, enzymatic cleaners to remove protein deposits from contact lenses and lens rewetting drops.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      *           January    *          January    *         January     *          January    *         January   12.48
February     *           February   *          February   *         February    *          February   *         February  11.55
March        *           March      *          March      *         March       *          March      *         March     13.45
April        *           April      *          April      *         April       *          April      *         April     14.03
May          *           May        *          May        *         May         *          May        *         May       15.05
June         *           June       *          June       *         June        *          June       *         June      17.05
July         *           July       *          July       *         July        *          July       10.20
August       *           August     *          August     *         August      *          August     8.86
September    *           September  *          September  *         September   *          September  9.51
October      *           October    *          October    *         October     *          October    9.70
November     *           November   *          November   *         November    *          November   11.20
December     *           December   *          December   *         December    *          December   11.97

         The closing price on July 1, 2003 was $17.51.

                     ANDRX CORPORATION--ANDRYX GROUP (ADRX)

          Andrx Corporation's Andrx Group formulates and commercializes oral controlled-release pharmaceuticals using proprietary drug delivery technologies. The Andrx Group develops generic versions of selected high sales volume controlled-release brand name pharmaceuticals and develops its own brand name formulations of certain existing drugs available only in immediate-release form. The Andrx Group focuses on pharmaceutical products with high sales volumes and patents that will expire in a time frame that allows Andrx to complete development prior to expiration. Products include a variety of treatments for hypertension, angina, ulcers and inflammation. On September 7, 2000, Andrx Corporation reclassified its publicly traded common stock into Andrx Group tracking stock, which tracks the performance of the Andrx Group, and the Cybear Group tracking stock, which develops Internet applications to improve the efficiency of day-to-day administrative and communications tasks for participants in the healthcare industry. Owning either stock does not represent a direct legal interest in the assets or liabilities of the Andrx Group or the Cybear Group. Rather, shareholders remain invested in the Andrx Corporation.

          Some of the terms of the Andrx Group tracking stock include:

          Voting. Holders of Andrx Group tracking stock do not have direct voting rights in the Andrx Group. On all matters as to which both classes of Andrx common stock would vote together as a single class, each share of Andrx Group tracking stock has one vote.

          Sale of Cybear Group. Upon a sale or other disposition by Andrx Corporation of all or substantially all of the properties and assets attributed to the Cybear Group, Andrx Corporation is required to pay a dividend on the outstanding shares of Cybear Group Common Stock, redeem some or all of the outstanding shares of Cybear Group Common Stock or convert outstanding shares of Cybear Group Common Stock into shares of Andrx Group Common Stock, subject to some exceptions.

          Dividends. Andrx is not required to pay dividends on the shares of the Andrx Group tracking stock. Dividends on Andrx Group tracking stock are limited to the lesser of the amount that would be legally available for the payment of dividends if the Andrx Group was a stand-alone corporation and an amount equal to the funds legally available for the payment of dividends for Andrx Corporation. Andrx may choose to pay dividends on either the Andrx Group or the Cybear Group of tracking stocks in equal or unequal amounts.

          Dissolution. In the event of a dissolution of Andrx, the holders of Andrx Group tracking stock do not have a preferential right to the assets attributed to the Andrx Group. Each share of Andrx Group tracking stock will be entitled to receive a portion of the assets, if any, of Andrx Corporation remaining for distribution. The rights or dissolution of holders of Andrx Group tracking stock may not bear any relationship to the relative market values or relative voting rights of the two classes.

          Please see Andrx' public filings for more information on its tracking stock. For information on where you can access Andrx' filings, please see "Where You Can Find More Information."

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      8 9/16      January    14 5/32    January    35 1/8    January     65.87      January    58.74     January   14.36
February     7 49/64     February   16 31/32   February   48  1/32  February    57.36      February   33.45     February  11.65
March        6 31/32     March      22 25/32   March      57 3/4    March       49.00      March      37.94     March     11.80
April        9 3/8       April      19 11/16   April      51 3/16   April       59.00      April      45.22     April     16.15
May          8 3/8       May        25 7/32    May        59 5/8    May         67.68      May        43.27     May       19.25
June         9 3/16      June       38 9/16    June       63 59/64  June        77.00      June       26.97     June      19.95
July         8 15/16     July       33 17/32   July       78 1/16   July        67.89      July       22.19
August       7 21/64     August     35 15/16   August     87        August      70.29      August     24.63
September    9 3/16      September  29 17/64   September  90 3/8    September   64.92      September  22.15
October      9 3/4       October    23 7/8     October    72        October     64.93      October    15.45
November     9 7/8       November   25 3/4     November   71 23/64  November    73.82      November   14.50
December     12 13/16    December   21 5/32    December   57 7/8    December    70.41      December   14.67

         The closing price on July 1, 2003 was $19.49.

                            BIOVAIL CORPORATION (BVF)

          Biovail Corporation is an international, integrated pharmaceutical company which specializes in the development, manufacturing, sale and marketing of oral controlled-release rapid dissolve, enhanced absorption and taste masking technologies. Controlled-release products are formulations which release active drug compounds in the body gradually and predictably over a 12 to 24 hour period. Biovail formulates, clinically tests, registers, manufactures and out-licenses its own drug products. Biovail markets it products through its own sales force and through licensees.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      9           January    10 9/16  January      24 15/16    January     43.25      January    46.98     January   29.05
February     10 57/64    February   9 35/64  February     32 15/16    February    46.15      February   47.50     February  37.20
March        12 1/16     March      9 5/8    March        22 1/8      March       36.13      March      49.98     March     39.87
April        10 7/32     April      8 49/64  April        23 27/32    April       39.28      April      37.77     April     36.15
May          8 31/64     May        9 35/64  May          23 5/8      May         39.13      May        32.37     May       46.64
June         8           June       12 49/64 June         27 23/32    June        43.50      June       28.96     June      47.06
July         8 7/32      July       14 3/64  July         29          July        47.06      July       23.98
August       7 1/64      August     14 29/64 August       32 1/32     August      46.10      August     26.84
September    6 47/64     September  12 11/16 September    40 23/32    September   46.40      September  24.69
October      7 51/64     October    13 51/64 October      42 1/16     October     47.26      October    31.65
November     8 1/2       November   17 7/16  November     32 3/4      November    54.71      November   33.00
December     9 29/64     December   23 7/16  December     38 27/32    December    56.25      December   26.41

         The closing price on July 1, 2003 was $46.10.



                       BRISTOL-MYERS SQUIBB COMPANY (BMY)

          Bristol-Myers Squibb Company is a diversified health and personal care company that focuses on the manufacture and sales of a broad range of pharmaceutical and related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; over-the-counter medicines; nutritional products; medical devices; ostomy care and wound care. Bristol-Myers markets and sells its products internationally to the retail and wholesale markets and some of its products are sold directly to other pharmaceutical companies, hospitals and healthcare professionals.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      49 27/32    January    64 1/8     January    66 1/4    January     61.89      January    45.37     January   23.59
February     50 3/32     February   62 31/32   February   57 1/4    February    63.41      February   47.00     February  23.30
March        52 5/32     March      64 1/8     March      58        March       59.40      March      40.49     March     21.13
April        52 15/16    April      63 9/16    April      52 7/16   April       56.00      April      28.80     April     25.54
May          53 3/4      May        68 3/4     May        55 1/16   May         54.24      May        31.12     May       25.60
June         57 15/32    June       70 7/16    June       58 1/4    June        52.30      June       25.70     June      27.15
July         56 31/32    July       66 1/2     July       49 3/8    July        59.14      July       23.43
August       48 15/16    August     70 3/8     August     53 1/64   August      56.14      August     24.95
September    51 15/16    September  67 1/2     September  57 1/2    September   55.56      September  23.80
October      55 11/32    October    76 13/16   October    60 15/16  October     53.45      October    24.61
November     61          November   73         November   69 5/16   November    53.76      November   26.50
December     66 29/32    December   64 3/16    December   73 15/16  December    51.00      December   23.15

         The closing price on July 1, 2003 was $27.18.

                            ELI LILLY & COMPANY (LLY)

          Eli Lilly & Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products, such as Prozac, endocrine products, cardiovascular agents, oncology products and animal health products for cattle, poultry and swine. Eli Lilly's products are distributed primarily through owned or leased facilities in the United States, Puerto Rico and 30 other countries, and are sold in approximately 160 countries.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      67 5/8      January    93 11/16   January    66 7/8    January     78.80      January    75.10     January   60.24
February     65 13/16    February   94 1/2     February   59 7/16   February    79.46      February   75.73     February  56.56
March        59 5/8      March      84 7/8     March      62 5/8    March       76.66      March      76.20     March     57.15
April        69 9/16     April      73 5/8     April      77 1/8    April       85.00      April      66.05     April     63.82
May          61 3/8      May        71 7/16    May        76 1/8    May         84.70      May        64.70     May       58.77
June         66 1/4      June       71 5/8     June       99 7/8    June        74.00      June       56.40     June      68.97
July         67 1/4      July       65 11/16   July       103 7/8   July        79.28      July       58.42
August       65 3/4      August     74 5/8     August     73 1/64   August      77.63      August     58.05
September    78 5/16     September  64 3/16    September  81 1/8    September   80.70      September  55.34
October      81          October    68 7/8     October    89 3/8    October     76.50      October    55.50
November     89 11/16    November   71 3/4     November   93 11/16  November    82.67      November   68.30
December     88 7/8      December   66 1/2     December   93 1/16   December    78.54      December   63.50

         The closing price on July 1, 2003 was $69.78.

                         FOREST LABORATORIES, INC. (FRX)

          Forest Laboratories, Inc. develops, manufactures, and sells branded and generic forms of ethical drug products, including prescription drugs and nonprescription pharmaceutical products which are used for the treatment of a wide range of illnesses. Forest's branded products include treatment for depression, respiratory ailments, hypertension, angina and respiratory distress syndrome in premature infants. Forest's generic products include generic equivalents of its branded products and certain controlled-release products. Its products are marketed in the United States, Eastern Europe and the United Kingdom through its own sales force and through independent distributors in other parts of the world.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      7.42        January    11.55      January    16.88     January     33.48      January    41.45     January   51.75
February     7.82        February   12.39      February   17.08     February    34.76      February   39.76     February  49.80
March        9.38        March      14.10      March      21.12     March       29.62      March      40.85     March     53.97
April        9.05        April      11.12      April      21.01     April       30.58      April      38.57     April     51.72
May          8.25        May        11.91      May        22.12     May         37.03      May        36.92     May       50.50
June         8.94        June       11.56      June       25.26     June        35.50      June       35.40     June      54.75
July         9.38        July       12.81      July       26.75     July        39.28      July       38.74
August       8.19        August     12.12      August     24.47     August      36.51      August     36.50
September    8.60        September  10.53      September  28.67     September   36.07      September  41.01
October      10.45       October    11.47      October    33.12     October     37.19      October    48.99
November     11.66       November   12.80      November   33.88     November    35.40      November   53.67
December     13.30       December   15.36      December   33.22     December    40.97      December   49.11

         The closing price on July 1, 2003 was $55.11.

                         ICN PHARMACEUTICALS, INC. (ICN)

          ICN Pharmaceuticals, Inc. is a global, research-based pharmaceutical company that develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products. ICN operates in two principal business areas, the pharmaceutical business and the biomedical business. ICN's pharmaceutical and nutritional products treat viral and bacterial infections, diseases of the skin, neuromuscular disorders, cancer, cardiovascular disease, diabetes and psychiatric disorders. The biomedical business consists of research chemicals, diagnostic and other biomedical products.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      34 1/4    January      24 1/8     January    25         January     26.60      January    32.02     January   11.16
February     38 1/2    February     21 7/8     February   19 7/8     February    26.56      February   27.85     February  9.62
March        49        March        25 1/8     March      27 1/4     March       25.43      March      31.75     March     8.91
April        49 1/4    April        33 3/16    April      25 3/16    April       25.62      April      27.66     April     8.75
May          43 1/16   May          32 7/8     May        34 13/16   May         30.23      May        28.03     May       15.00
June         45 11/16  June         32 3/16    June       27 13/16   June        31.72      June       24.21     June      16.76
July         28 3/8    July         30 3/4     July       23 13/16   July        30.75      July       10.49
August       15 3/8    August       20 3/4     August     28 5/16    August      29.45      August     10.16
September    17 1/2    September    17 3/16    September  33 3/38    September   26.35      September  9.06
October      23 5/16   October      23         October    38 1/16    October     24.21      October    8.35
November     25 1/4    November     24 5/16    November   33 11/16   November    29.78      November   11.75
December     22 5/8    December     25 5/16    December   30 11/16   December    33.50      December   10.91

         The closing price on July 1, 2003 was $16.70.

                             IVAX CORPORATION (IVX)

          IVAX Corporation researches, develops, manufactures and markets proprietary branded and generic pharmaceuticals in the United States and international markets. IVAX manufactures and markets several brand name pharmaceutical products and a wide variety of generic and over-the-counter products. IVAX's primary focus is on proprietary oncology and respiratory pharmaceutical products and generic pharmaceuticals in less competitive market segments. IVAX markets its proprietary pharmaceutical products through licensing arrangements and its generic pharmaceutical products are sold to drug wholesalers and retail drug store chains. Ivax maintains manufacturing operations in Argentina, Chile, China, the Czech Republic, Germany, Ireland, Italy, Mexico, the United Kingdom, Uruguay and Venezuela and has marketing and sales operations in Finland, France, Hong Kong, Kazakhstan, Latvia, Peru, Poland, Russia, the Slovak Republic, Sweden, Switzerland, Taiwan and the Ukraine.

             Closing                Closing                Closing              Closing              Closing              Closing
    1998      Price      1999        Price       2000       Price     2001      Price      2002      Price      2003      Price
    ----     -------     ----       -------      ----      -------    ----     -------     ----     -------     ----     -------
January      4.00        January      7.23     January    17.73     January    27.76       January    19.50     January   11.65
February     4.50        February     7.87     February   18.20     February   30.00       February   17.00     February  11.29
March        4.67        March        6.30     March      21.80     March      25.20       March      16.05     March     12.25
April        5/20        April        7.03     April      21.90     April      32.04       April      11.80     April     16.07
May          4.90        May          7.17     May        30,10     May        33.70       May        13.80     May       17.31
June         4.93        June         7.53     June       33.20     June       39.00       June       10.80     June      17.85
July         4.77        July         8.43     July       39.40     July       34.00       July       13.50
August       4.13        August       8.80     August     27.70     August     33.66       August     13.70
September    4.67        September    8.80     September  36.80     September  22.17       September  12.27
October      5.07        October      9.37     October    35.00     October    20.55       October    12.55
November     5.07        November    10.83     November   32.80     November   20.60       November   13.51
December     6.63        December    13.73     December   30.64     December   20.14       December   12.13

         The closing price on July 1, 2003 was $17.90.

                             JOHNSON & JOHNSON (JNJ)

          Johnson & Johnson manufactures and sells a broad range of products in the healthcare field. Johnson & Johnson's business is divided into the consumer, pharmaceutical, and medical devices and diagnostics segments. Johnson & Johnson's consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. The pharmaceutical segment's principal worldwide franchises are in the anti-fungal, anti-infective, cardiovascular, dermatology, gastrointestinal, hematology, immunology, neurology, oncology, pain management, psychotropic, urology and women's health fields. Johnson & Johnson's medical devices and diagnostics segment, catering to physicians, nurses, therapists and hospitals, focuses on suture and mechanical wound closure products, surgical equipment and devices, wound management and infection prevention products, interventional and diagnostic cardiology products, diagnostic equipment and supplies, joint replacements and disposable contact lenses.

             Closing               Closing               Closing             Closing               Closing              Closing
    1998      Price      1999       Price      2000       Price     2001      Price      2002       Price      2003      Price
    ----     -------     ----      -------     ----      -------    ----     -------     ----      -------     ----     -------
January      33.47      January    42.56       January    43.03     January    46.57     January    57.51     January   53.61
February     37.69      February   42.69       February   36.00     February   48.67     February   60.90     February  52.45
March        36.72      March      46.75       March      35.15     March      43.74     March      64.95     March     57.87
April        35.75      April      48.75       April      41.25     April      48.24     April      63.86     April     56.36
May          34.53      May        46.31       May        44.75     May        48.48     May        61.35     May       54.35
June         37.00      June       49.00       June       50.94     June       50.00     June       52.26     June      51.70
July         38.63      July       45.53       July       46.53     July       54.10     July       52.60
August       34.50      August     51.13       August     45.97     August     52.71     August     54.31
September    39.13      September  45.94       September  46.97     September  55.40     September  54.08
October      40.75      October    52.38       October    46.08     October    57.91     October    58.75
November     40.63      November   51.88       November   50.00     November   58.25     November   57.02
December     41.94      December   46.63       December   52.53     December   59.10     December   53.71

         The closing price on July 1, 2003 was $52.42.



                         KING PHARMACEUTICALS, INC. (KG)

          King Pharmaceuticals, Inc. manufactures, markets and sells primarily name-brand prescription pharmaceutical products. King acquires these pharmaceutical products and seeks to increase their sales by focused promotion and marketing, as well as by developing product line extensions and through product life cycle management. King Pharmaceuticals' products include cardiovascular products, women's health products/endocrinology products, anti-infective products and critical care products. King Pharmaceuticals markets its branded pharmaceutical products to general/family practitioners, internal medicine physicians, cardiologists, endocrinologists, pediatricians, obstetrician/gynecologists and hospitals across the United States and in Puerto Rico.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price     2001       Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------    ----       -------    ----      -------     ----     -------
January      *           January     8.04      January    29.50      January     33.98     January    36.40     January   14.68
February     *           February    8.04      February   23.84      February    34.43     February   31.06     February  16.75
March        *           March       9.25      March      15.75      March       30.56     March      35.01     March     11.93
April        *           April       9.21      April      24.69      April       31.60     April      31.34     April     12.61
May          *           May         7.92      May        27.38      May         37.94     May        27.05     May       14.31
June         4.67        June        8.63      June       32.91      June        40.31     June       22.25     June      14.76
July         5.38        July        9.04      July       22.59      July        45.20     July       21.21
August       4.78        August     11.54      August     24.08      August      43.25     August     21.31
September    4.58        September  11.67      September  25.08      September   41.95     September  18.17
October      5.19        October    10.08      October    33.61      October     38.99     October    15.35
November     5.00        November   23.06      November   36.56      November    39.84     November   18.98
December     8.79        December   28.03      December   38.77      December    42.13     December   17.19

         The closing price on July 1, 2003 was $14.75.

                             MERCK & CO., INC. (MRK)

          Merck & Co., Inc. discovers, develops, manufactures and markets a broad range of human and animal health products. Merck's operations are divided into a pharmaceutical and a pharmaceutical benefit services segment. The pharmaceutical segment creates a variety of therapeutic products including Zocor (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). The pharmaceutical benefit services segment fills and manages prescriptions and operates health management. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives. Its pharmaceutical benefit management services are marketed to corporations, insurance companies and government agencies.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      58 11/16   January     73 3/8     January    78 5/8    January     82.18      January    59.18     January   55.39
February     63 25/32   February    81 1/2     February   61 9/16   February    80.20      February   61.33     February  52.75
March        64 3/32    March       80 1/8     March      62 1/8    March       75.90      March      57.58     March     54.78
April        60 1/4     April       70 3/8     April      69 1/2    April       75.97      April      54.34     April     58.18
May          58 1/2     May         67 5/8     May        74 5/8    May         72.99      May        57.10     May       55.58
June         66 7/8     June        73 5/8     June       76 5/8    June        63.91      June       50.64     June      60.55
July         61 25/32   July        67 5/8     July       71 21/32  July        67.98      July       49.60
August       57 31/32   August      67 3/16    August     69 7/8    August      65.10      August     50.52
September    64 25/32   September   64 13/16   September  74 7/16   September   66.60      September  45.71
October      67 17/32   October     79 9/16    October    89 15/16  October     63.81      October    54.24
November     77 9/16    November    78 11/16   November   92 1/16   November    67.75      November   59.41
December     73 3/4     December    67 3/16    December   93 5/8    December    58.80      December   56.61

          The closing price on July 1, 2003 was $61.47.



                         MYLAN LABORATORIES, INC. (MYL)

          Mylan Laboratories Inc. develops, licenses, manufactures, markets and distributes generic and branded pharmaceutical products. Mylan operates through its generic and branded pharmaceutical segments. Mylan's branded pharmaceutical segment focuses on the cardiology, neurology and dermatology areas. Mylan develops its branded pharmaceutical segment through its own product development and product acquisitions. Mylan markets its products to retail drug stores, wholesalers, distributors and public and governmental agencies within the United States.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price     2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------    ----      -------    ----     -------
January      12.00       January    20.33      January    17.75       January   15.57      January    22.46     January   26.72
February     13.58       February   18.21      February   15.33       February  15.60      February   20.25     February  28.55
March        15.33       March      18.29      March      18.33       March     17.23      March      19.64     March     28.75
April        18.08       April      15.13      April      18.92       April     17.83      April      17.65     April     28.27
May          20.00       May        16.92      May        17.88       May       21.21      May        20.63     May       28.88
June         20.17       June       17.67      June       12.17       June      18.75      June       20.90     June      34.77
July         18.25       July       15.25      July       14.17       July      22.50      July       21.63
August       15.25       August     13.21      August     17.71       August    21.99      August     21.77
September    19.67       September  12.25      September  17.96       September 21.75      September  21.83
October      22.96       October    11.96      October    18.67       October   24.58      October    20.98
November     22.13       November   15.71      November   15.96       November  22.99      November   22.49
December     21.00       December   16.79      December   16.79       December  25.00      December   23.27

          The closing price on July 1, 2003 was $34.52.

                                PFIZER INC. (PFE)

          Pfizer Inc. discovers, develops, manufactures and markets medicines for humans and animals and consumer products. Pfizer's operations are divided into pharmaceutical and consumer products segments. The pharmaceutical segment includes human pharmaceutical and animal health products. The human pharmaceutical products include prescription drugs for treating cardiovascular and infectious diseases, central nervous system disorders, diabetes, urogenital conditions, allergies, arthritis and other disorders. The animal health products include antiparasitic, antiinfective and anti-inflammatory medicines and vaccines for animals. The consumer products segment focuses on over-the-counter medications, personal care products and confectionery products. Leading Pfizer products include Viagra, Diflucan, Visine and Bengay.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------

January      27 1/4      January    42 7/8     January    36 3/16   January      45.15     January    41.67     January   30.36
February     29 1/2      February   43 63/64   February   32 1/8    February     45.00     February   40.96     February  29.82
March        33 15/64    March      46 1/4     March      36 9/16   March        40.95     March      39.74     March     31.16
April        37 15/16    April      38 23/64   April      42 1/8    April        43.30     April      36.35     April     30.75
May          34 15/16    May        35 43/64   May        44 1/2    May          42.89     May        34.60     May       31.02
June         36 15/64    June       36 21/64   June       48        June         40.05     June       35.00     June      34.15
July         36 39/64    July       33 7/8     July       43 3/8    July         41.22     July       32.35
August       31          August     37 3/4     August     43 9/64   August       38.31     August     33.08
September    35 1/4      September  35 7/8     September  44 29/32  September    40.10     September  29.02
October      35 49/64    October    39 11/16   October    43 3/16   October      41.90     October    31.77
November     37 5/16     November   36 1/4     November   44 5/16   November     43.31     November   31.53
December     41 43/64    December   32 7/16    December   46        December     39.85     December   30.57

         The closing price on July 1, 2003 was $34.53.



                        SCHERING-PLOUGH CORPORATION (SGP)

          Schering-Plough Corporation discovers, develops and markets pharmaceutical products worldwide. Schering-Plough's core product groups include allergy, respiratory, anti-infective, anticancer, dermatologicals, and cardiovascular pharmaceutical products, and healthcare products, including foot care and sun care products. Schering-Plough also develops and markets animal health biological and pharmaceutical products. Schering-Plough's products include Claritin (allergy), Coppertone (sun care) and Dr. Scholl's (footcare).

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      36 3/16     January    54 1/2     January    43 7/8    January     50.40      January    32.38     January   18.11
February     38 1/32     February   55 11/16   February   35        February    41.10      February   34.49     February  18.02
March        40 7/8      March      55 1/4     March      37 1/8    March       36.53      March      31.30     March     17.83
April        40 5/32     April      48 5/16    April      40 5/16   April       38.54      April      27.30     April     18.10
May          41 13/16    May        45 1/16    May        48        May         41.95      May        26.45     May       18.45
June         45 13/16    June       52 1/2     June       50 1/2    June        36.24      June       24.60     June      18.60
July         48 3/8      July       49         July       43 3/16   July        39.05      July       25.50
August       43          August     52 5/8     August     40 9/64   August      38.13      August     23.08
September    51 27/32    September  43 5/8     September  46 9/16   September   37.10      September  21.32
October      51 7/16     October    49 1/2     October    51 11/16  October     37.18      October    21.35
November     53 3/8      November   51 1/8     November   56 1/16   November    35.72      November   22.66
December     55 1/4      December   42 3/8     December   56 3/4    December    35.81      December   22.20

         The closing price on July 1, 2003 was $19.00.

                       WATSON PHARMACEUTICALS, INC. (WPI)

          Watson Pharmaceuticals, Inc. develops, manufactures, markets, and distributes branded and generic pharmaceutical products. Watson's products include prescription and over-the-counter therapeutic and preventive agents used for the treatment of human diseases and disorders in the primary care, women's health, dermatology and neurology/psychiatry areas. Watson markets its branded pharmaceutical products through specialty sales groups who focus on healthcare professionals. Watson's generic pharmaceutical products are sold to drug wholesalers, distributors and retailers, hospitals and health maintenance organizations.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      36 3/4      January    54 5/8     January    40 5/16   January     52.06      January    29.30     January   30.28
February     35 7/8      February   48 3/8     February   40        February    55.50      February   29.28     February  30.93
March        36          March      44 1/8     March      39 11/16  March       52.60      March      27.09     March     28.77
April        43 1/16     April      40 1/2     April      44 15/16  April       49.80      April      24.60     April     29.07
May          43 3/4      May        38 5/16    May        44 5/16   May         60.10      May        26.00     May       37.02
June         46 11/16    June       35 1/16    June       53 23/32  June        61.64      June       25.27     June      40.37
July         45 1/8      July       34 7/16    July       55 1/4    July        65.85      July       21.07
August       45 1/16     August     35 7/8     August     61 21/32  August      56.10      August     23.32
September    51 3/4      September  30 9/16    September  64 7/8    September   54.71      September  24.51
October      55 13/16    October    31 3/4     October    62 9/16   October     47.68      October    27.49
November     53 7/8      November   37 3/16    November   46        November    29.93      November   29.99
December     62 7/8      December   35 13/16   December   51 3/16   December    31.39      December   28.27

         The closing price on July 1, 2003 was $40.03.



                                                    WYETH (WYE)

          Wyeth, which changed its name from American Home Products on March 11, 2002, discovers, develops, manufactures, distributes and markets a diversified line of products in two primary business segments: pharmaceuticals and consumer health care products. The pharmaceutical segment manufactures and sells branded and generic human ethical pharmaceuticals, nutritionals and animal biologicals and pharmaceuticals. The consumer healthcare segment manufactures and distributes cold and allergy remedies and nutritional products including Advil, Robitussin, Dimetapp and Centrum Silver vitamins.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January      47 23/32    January    58 11/16   January    47 1/16   January    59.10       January    64.66     January   39.03
February     46 7/8      February   59 1/2     February   43 1/2    February   61.77       February   63.55     February  35.25
March        47 11/16    March      65 1/4     March      53 3/4    March      58.75       March      65.65     March     37.82
April        46 9/16     April      61         April      56 1/4    April      57.75       April      57.00     April     43.53
May          48 5/16     May        57 5/8     May        53 7/8    May        63.30       May        55.50     May       43.85
June         51 3/4      June       57 3/8     June       58 3/4    June       58.75       June       51.20     June      45.55
July         51 1/2      July       51         July       53 1/16   July       60.31       July       39.90
August       50 1/8      August     41 1/2     August     54 13/64  August     56.00       August     42.80
September    52 5/8      September  41 1/2     September  56 7/16   September  58.25       September  31.80
October      48 15/16    October    52 1/4     October    63 1/2    October    55.83       October    33.50
November     53 3/8      November   52         November   60 1/8    November   60.10       November   38.43
December     56 3/8      December   39 1/4     December   63 35/64  December   61.36       December   37.40

          The closing price on July 1, 2003 was $45.00.

                           ZIMMER HOLDINGS, INC. (ZMH)

          Zimmer Holdings, Inc., formerly Zodiac Holdings, Inc., is engaged in the design, development, manufacturing and marketing of orthopedic reconstructive implants that restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Zimmer Holdings also makes fracture management products that are used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer Holdings also manufactures and markets other products relating to orthopedic and general surgery. Zimmer Holdings has operations in approximately 20 countries and markets its products in approximately 70 countries. Zimmer Holdings was spun-off from Bristol-Myers Squibb in August 2001.

             Closing               Closing                Closing               Closing              Closing              Closing
    1998      Price      1999       Price       2000       Price       2001      Price      2002      Price      2003      Price
    ----     -------     ----      -------      ----      -------      ----     -------     ----     -------     ----     -------
January        *        January       *         January      *        January      *        January    32.53     January   41.00
February       *        February      *         February     *        February     *        February   35.76     February  44.39
March          *        March         *         March        *        March        *        March      34.05     March     48.63
April          *        April         *         April        *        April        *        April      34.71     April     46.90
May            *        May           *         May          *        May          *        May        34.98     May       44.86
June           *        June          *         June         *        June         *        June       35.66     June      45.50
July           *        July          *         July         *        July         *        July       37.23
August         *        August        *         August       *        August       27.20    August     36.90
September      *        September     *         September    *        September    27.75    September  38.34
October        *        October       *         October      *        October      30.91    October    41.22
November       *        November      *         November     *        November     32.26    November   37.64
December       *        December      *         December     *        December     30.54    December   41.52

         The closing price on July 1, 2003 was $45.56.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






                      [HOLDRS PHARMACEUTICAL LOGO OMITTED]


                        1,000,000,000 Depositary Receipts



                        1,000,000,000 Depositary Receipts



                         Pharmaceutical HOLDRS(SM) Trust

                              _____________________


                               P R O S P E C T U S

                              _____________________

                                  July 7, 2003













--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

          The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

          See Exhibit Index.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 9, 2003.

                                        Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated
                                        By:                  *
                                             ----------------------------------
                                             Name:    John J. Fosina
                                             Title:   Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on July 9, 2003.

                Signature                                Title
                ---------                                -----

                    *                        Co. Chief Executive Officer,
----------------------------------------     Co. Chairman of the Board and Director
             James P. Gorman


                    *                        Co. Chief Executive Officer,
----------------------------------------     Co. Chairman of the Board and Director
            Arshad R. Zakaria


                    *
----------------------------------------     Director
            Carlos M. Morales


                    *
----------------------------------------     Chief Financial Officer
             John J. Fosina


                    *
----------------------------------------     Controller
            Dominic A. Carone


           /s/ Mitchell M. Cox               Attorney-in-Fact
*By: ------------------------------------
               Mitchell M. Cox

                                                 INDEX TO EXHIBITS

Exhibits

--------

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 21, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

*4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

*5.1 Opinion of Shearman & Sterling regarding the validity of the Pharmaceutical HOLDRS Receipts, filed on December 21, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 21, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

 8.2 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to amendment no. 5 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

*24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 14, 1999 as part of the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

*24.2 Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

*24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone.

*24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

_________
* Previously filed.